EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 23, 2000, except for Notes II, XI and XIV as to which the date is September 28, 2000, relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders of Southern Union Company, which is incorporated by reference in Southern Union Company's Annual Report on Form 10-K for the year ended June 30, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP


Austin, Texas
October 2, 2000